Exhibit 99.1

Myers Industries Reports 2020 Third Quarter Results

Increased demand and focused execution drive sales growth and margin expansion

GAAP EPS of $0.24; Adjusted EPS of $0.30

Company unveils strategic vision aimed at transforming Myers into a high-growth innovator of engineered plastic solutions

October 29, 2020, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a manufacturer of polymer products and distributor for the tire, wheel and under-vehicle service industry, today announced results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights

•	GAAP income per diluted share from continuing operations was $0.24, compared with $0.15 for the third quarter of 2019

•	Adjusted income per diluted share from continuing operations was $0.30, compared with $0.15 for the third quarter of 2019

•	Net sales were $132.3 million, up 5.4% compared with $125.5 million for the third quarter of 2019

•	Gross margin increased to 35.6%, compared with 31.5% for the third quarter of 2019

•	Cash flow from continuing operations was $19.5 million and free cash flow was $16.2 million, compared with $23.3 million and $22.1 million, respectively, for the third quarter of 2019

“We are very pleased with our performance for the third quarter, which exceeded our expectations and was an improvement over last year. We successfully capitalized on the strong demand in our consumer end market, which was driven in part by an active hurricane season,” said Mike McGaugh, President and Chief Executive Officer of Myers Industries. “Additionally, as a result of continued momentum in our auto aftermarket end market, our Distribution Segment increased sales by 10%, increased adjusted operating income by 41%, and delivered an adjusted EBITDA margin of 12.4%.”

Strategic Vision Unveiled

Myers also announced today the unveiling of a new, multi-phased strategic vision. The current phase, “Horizon 1,” runs through 2023 and is focused on strengthening the Company through organic growth initiatives, commercial and operational excellence, pursuing bolt-on acquisitions in value added plastics molding, and driving a high-performance culture. Executing on this new strategy will transform the Company’s Material Handling Segment into a high-growth, customer centric innovator of engineered plastic solutions, while continuing to optimize and grow its Distribution Segment.

McGaugh continued, “I joined Myers just over six months ago at a critical time when our markets were under pressure and the world was in the early stages of the pandemic. I’m pleased to report that we were able to develop and align on a path forward for the company. I am confident that this plan will advance our ability to accelerate growth, further improve our operations, and deliver continued financial strength and flexibility. Our vision is to transform Myers into a high-growth, customer-centric innovator of engineered plastic solutions. In addition, we are building a ”One Myers” culture and mindset that drive alignment, centralize key functions, and enable the successful execution of our long-term vision.”

Third Quarter 2020 Financial Summary

Net sales for the third quarter of 2020 were $132.3 million, an increase of $6.8 million, or 5.4%, compared with $125.5 million for the third quarter of 2019. The increase was the result of higher sales in both the Material Handling and Distribution Segments. Gross profit increased $7.5 million to $47.1 million, compared with $39.6 million for the third quarter of 2019. Gross profit margin increased to 35.6% compared with 31.5% last year. The increase was due primarily to higher sales volume and favorable price-cost margin. Additionally, third quarter 2019 gross profit included a $3.5 million charge for estimated product replacement costs. Selling, general and administrative (SG&A) expenses increased to $33.9 million, compared with $31.5 million for the third quarter of 2019, due primarily to executive severance costs and higher incentive compensation costs, partially offset by lower depreciation and amortization expense. GAAP income per diluted share from continuing operations was $0.24, compared with $0.15 for the third quarter of 2019. Adjusted income per diluted share from continuing operations was $0.30, compared with $0.15 for the third quarter of 2019.

Segment Results

Net sales in the Material Handling Segment (consumer, food and beverage, industrial and vehicle end markets) for the third quarter of 2020 were $86.8 million, an increase of $2.7 million or 3.2%, compared with $84.1 million for the third quarter of 2019. The sales increase was due primarily to higher sales volumes in the Company’s consumer end market as a result of heightened storm activity. For the third quarter of 2020, operating income for this segment increased 50.1% to $15.6 million, compared with $10.4 million in 2019. Adjusted operating income increased 58.9% to $16.5 million, compared with $10.4 million in 2019. The increase was due primarily to higher sales volume and favorable price-cost margin. Additionally, third quarter 2019 operating income included a $3.5M charge for estimated product replacement costs. As a result, the Material Handling Segment’s adjusted operating income margin increased to 19.0%, compared with 12.3% for the third quarter of 2019.

Net sales in the Distribution Segment (auto aftermarket end market) for the third quarter of 2020 were $45.5 million, an increase of $4.1 million, or 10.0%, compared with $41.4 million for the third quarter of 2019. Incremental sales from the Tuffy acquisition completed in August 2019 contributed $2.9 million to the increase. Third quarter operating income for this segment increased 50.5% to $5.1 million, compared with $3.4 million in 2019. Adjusted operating income increased 41.3% to $5.1 million, compared with $3.6 million in 2019, primarily due to higher sales volume and cost reductions. The Distribution Segment’s adjusted operating income margin was 11.2%, compared with 8.7% for the third quarter of 2019.

2020 Outlook

The Company has revised its outlook for 2020 revenue. The Company now expects full-year revenue to decline in the low-to-mid single digits, which is a slight improvement from its previous guidance of a decline in the mid-to-high single digit range. The Company does not expect the events that drove sales in the consumer end market to recur in the fourth quarter. The Company is maintaining its previous guidance that depreciation and amortization will be approximately $21 million, net interest expense will be approximately $4 million and capital expenditures will be approximately $15 million. The Company continues to estimate that the effective tax rate will be approximately 26%.

“As we look to the future, we remain committed to successfully managing through these challenging times, while building a company and “One Myers” team that will become stronger and more aligned than ever before,” added McGaugh.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, October 29, 2020, at 8:30 a.m. EDT. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: http://www.directeventreg.com/registration/event/3792583. Upon registering, each participant will be provided with call details and a registrant ID that will be used to track call attendance. Reminders will also be sent to registered participants via email. The live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 800-585-8367 or (Int’l) 416-621-4642. The Conference ID # is 3792583.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Operating income (loss) as adjusted, operating income margin as adjusted, earnings before interest, taxes, depreciation and amortization (EBITDA) as adjusted, EBITDA margin as adjusted, income before taxes as adjusted, income from continuing operations as adjusted, adjusted earnings per diluted share from continuing operations, and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is a manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “will”, “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: impacts from the COVID-19 pandemic on our business, conditions, customers and capital position; the impact of COVID-19 on local, national and global economic conditions; the effects of various governmental responses to the COVID-19 pandemic, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impact of the upcoming U.S. elections impacts on the regulatory landscape, capital markets, and responses to and management of the COVID-19 pandemic including further economic stimulus from the federal government; and other important factors detailed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

Contact: Monica Vinay, Vice President, Investor Relations & Treasurer, (330) 761-6212

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net sales	$132,258	$125,480	$372,902	$398,880
Cost of sales	85,191	85,894	240,779	266,799

Gross profit	47,067	39,586	132,123	132,081
Selling, general and administrative expenses	33,927	31,515	95,360	102,792
(Gain) Loss on disposal of fixed assets	—	11	(7)	(87)
Impairment charges	—	—	—	916
Gain on sale of notes receivable	—	—	(11,924)	—

Operating income (loss)	13,140	8,060	48,694	28,460
Interest expense, net	1,204	993	3,467	3,059

Income (loss) from continuing operations before income taxes	11,936	7,067	45,227	25,401
Income tax expense (benefit)	3,251	1,848	11,448	6,933

Income (loss) from continuing operations	8,685	5,219	33,779	18,468
Income (loss) from discontinued operations, net of income tax	—	—	—	127

Net income (loss)	$8,685	$5,219	$33,779	$18,595

Income (loss) per common share from continuing operations:
Basic	$0.24	$0.15	$0.94	$0.52
Diluted	$0.24	$0.15	$0.94	$0.52
Income (loss) per common share from discontinued operations:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income (loss) per common share:
Basic	$0.24	$0.15	$0.94	$0.52
Diluted	$0.24	$0.15	$0.94	$0.52
Weighted average common shares outstanding:
Basic	35,796,247	35,495,157	35,764,822	35,451,980
Diluted	35,943,129	35,759,032	35,938,186	35,823,231

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net sales
Material Handling	$86,769	$84,110	3.2%	$251,700	$282,963	(11.0)%
Distribution	45,517	41,388	10.0%	121,253	115,957	4.6%
Inter-company Sales	(28)	(18)	—	(51)	(40)	—

Total	$132,258	$125,480	5.4%	$372,902	$398,880	(6.5)%

Operating income (loss)
Material Handling	$15,593	$10,385	50.1%	$46,556	$44,181	5.4%
Distribution	5,091	3,382	50.5%	8,577	6,923	23.9%
Corporate	(7,544)	(5,707)	—	(6,439)	(22,644)	—

Total	$13,140	$8,060	63.0%	$48,694	$28,460	71.1%

Operating income (loss) as adjusted
Material Handling	$16,498	$10,385	58.9%	$47,461	$45,269	4.8%
Distribution	5,091	3,603	41.3%	8,594	8,045	6.8%
Corporate	(6,032)	(5,472)	—	(16,567)	(18,409)	—

Total	$15,557	$8,516	82.7%	$39,488	$34,905	13.1%

Operating income margin as adjusted
Material Handling	19.0%	12.3%		18.9%	16.0%
Distribution	11.2%	8.7%		7.1%	6.9%
Corporate	n/a	n/a		n/a	n/a

Total	11.8%	6.8%		10.6%	8.8%

EBITDA as adjusted
Material Handling	$19,888	$15,444	28.8%	$61,011	$61,441	(0.7)%
Distribution	5,647	3,952	42.9%	10,354	8,919	16.1%
Corporate	(5,933)	(5,385)	—	(16,270)	(18,100)	—

Total	$19,602	$14,011	39.9%	$55,095	$52,260	5.4%

EBITDA margin as adjusted
Material Handling	22.9%	18.4%		24.2%	21.7%
Distribution	12.4%	9.5%		8.5%	7.7%
Corporate	n/a	n/a		n/a	n/a

Total	14.8%	11.2%		14.8%	13.1%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended September 30, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$86,769	$45,517	$132,286	$(28)	$132,258
GAAP Gross profit			47,067	—	47,067
Gross profit margin			35.6%	n/a	35.6%
GAAP Operating income (loss)	15,593	5,091	20,684	(7,544)	13,140
Add: Severance costs	905	—	905	1,512	2,417

Operating income (loss) as adjusted	16,498	5,091	21,589	(6,032)	15,557
Operating income margin as adjusted	19.0%	11.2%	16.3%	n/a	11.8%
Add: Depreciation and amortization	3,390	556	3,946	99	4,045

EBITDA as adjusted	$19,888	$5,647	$25,535	$(5,933)	$19,602
EBITDA margin as adjusted	22.9%	12.4%	19.3%	n/a	14.8%

	Quarter Ended September 30, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$84,110	$41,388	$125,498	$(18)	$125,480
GAAP Gross profit			39,586	—	39,586
Gross profit margin			31.5%	n/a	31.5%
GAAP Operating income (loss)	10,385	3,382	13,767	(5,707)	8,060
Less: Restructuring expenses and other adjustments	—	(36)	(36)	—	(36)
Add: Tuffy acquisition costs	—	257	257	235	492

Operating income (loss) as adjusted	10,385	3,603	13,988	(5,472)	8,516
Operating income margin as adjusted	12.3%	8.7%	11.1%	n/a	6.8%
Add: Depreciation and amortization	5,059	349	5,408	87	5,495

EBITDA as adjusted	$15,444	$3,952	$19,396	$(5,385)	$14,011
EBITDA margin as adjusted	18.4%	9.5%	15.5%	n/a	11.2%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30, 2020
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$251,700	$121,253	$372,953	$(51)	$372,902
GAAP Gross profit			132,123	—	132,123
Gross profit margin			35.4%	n/a	35.4%
GAAP Operating income (loss)	46,556	8,577	55,133	(6,439)	48,694
Add: Severance costs	905	—	905	1,512	2,417
Add: Restructuring expenses and other adjustments	—	—	—	249	249
Add: Tuffy acquisition costs	—	17	17	35	52
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	—	(11,924)	(11,924)

Operating income (loss) as adjusted	47,461	8,594	56,055	(16,567)	39,488
Operating income margin as adjusted	18.9%	7.1%	15.0%	n/a	10.6%
Add: Depreciation and amortization	13,550	1,760	15,310	297	15,607

EBITDA as adjusted	$61,011	$10,354	$71,365	$(16,270)	$55,095
EBITDA margin as adjusted	24.2%	8.5%	19.1%	n/a	14.8%

	Nine Months Ended September 30, 2019
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
GAAP Net sales	$282,963	$115,957	$398,920	$(40)	$398,880
GAAP Gross profit			132,081	—	132,081
Add: Restructuring expenses and other adjustments			172	—	172

Gross profit as adjusted			132,253	—	132,253
Gross profit margin as adjusted			33.2%	n/a	33.2%
GAAP Operating income (loss)	44,181	6,923	51,104	(22,644)	28,460
Add: Restructuring expenses and other adjustments(1)	172	865	1,037	—	1,037
Add: Tuffy acquisition costs	—	257	257	235	492
Add: Asset impairment	916	—	916	—	916
Add: Environmental charges	—	—	—	4,000	4,000

Operating income (loss) as adjusted	45,269	8,045	53,314	(18,409)	34,905
Operating income margin as adjusted	16.0%	6.9%	13.4%	n/a	8.8%
Add: Depreciation and amortization	16,216	874	17,090	309	17,399
Less: Depreciation adjustments	(44)	—	(44)	—	(44)

EBITDA as adjusted	$61,441	$8,919	$70,360	$(18,100)	$52,260
EBITDA margin as adjusted	21.7%	7.7%	17.6%	n/a	13.1%

(1)	Includes gross profit adjustments of $172 and SG&A adjustments of $865

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

INCOME AND EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP Operating income (loss)	$13,140	$8,060	$48,694	$28,460
Add: Severance costs	2,417	—	2,417	—
Add: Restructuring expenses and other adjustments	—	(36)	249	1,037
Add: Tuffy acquisition costs	—	492	52	492
Less: Lawn and Garden sale of note/release of lease guarantee liability	—	—	(11,924)	—
Add: Asset impairment	—	—	—	916
Add: Environmental charges	—	—	—	4,000

Operating income as adjusted	15,557	8,516	39,488	34,905
Less: Interest expense, net	(1,204)	(993)	(3,467)	(3,059)

Income before taxes as adjusted	14,353	7,523	36,021	31,846
Less: Income tax expense(1)	(3,732)	(2,031)	(9,365)	(8,598)

Income from continuing operations as adjusted	$10,621	$5,492	$26,656	$23,248
Adjusted earnings per diluted share from continuing operations	$0.30	$0.15	$0.74	$0.65

(1)	Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2020 is 26% and in 2019 is 27%.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	September 30, 2020	December 31, 2019
Assets
Current Assets
Cash	$83,746	$75,527
Accounts receivable, net	75,539	62,279
Income tax receivable	—	142
Inventories, net	48,137	44,260
Prepaid expenses and other current assets	4,553	2,834

Total Current Assets	211,975	185,042
Property, plant, & equipment, net	53,945	54,964
Right of use asset - operating leases	4,935	5,901
Deferred income taxes	178	5,807
Other assets	95,350	101,425

Total Assets	$366,383	$353,139

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$47,562	$46,867
Accrued expenses	35,663	33,701
Operating lease liability - short-term	1,786	2,057
Long-term debt - current portion	39,975	—

Total Current Liabilities	124,986	82,625
Long-term debt	37,501	77,176
Operating lease liability - long-term	3,365	4,074
Other liabilities	12,933	22,582
Total Shareholders’ Equity	187,598	166,682

Total Liabilities & Shareholders’ Equity	$366,383	$353,139

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash Flows From Operating Activities
Net income (loss)	$33,779	$18,595
Income (loss) from discontinued operations, net of income taxes	—	127

Income (loss) from continuing operations	33,779	18,468
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities
Depreciation	10,400	11,505
Amortization	5,507	6,183
Non-cash stock-based compensation expense	2,763	3,348
Gain on disposal of fixed assets	(7)	(87)
Gain on sale of notes receivable	(11,924)	—
Impairment charges	—	916
Other	844	441
Payments on long-term performance based compensation	—	(413)
Other long-term liabilities	1,538	3,388
Cash flows provided by (used for) working capital
Accounts receivable	(14,266)	9,775
Inventories	(3,939)	2,386
Prepaid expenses and other current assets	(1,728)	(877)
Accounts payable and accrued expenses	8,367	(15,541)

Net cash provided by (used for) operating activities - continuing operations	31,334	39,492
Net cash provided by (used for) operating activities - discontinued operations	—	7,297

Net cash provided by (used for) operating activities	31,334	46,789

Cash Flows From Investing Activities
Capital expenditures	(8,955)	(5,669)
Acquisition of business	(716)	(18,000)
Proceeds from sale of property, plant and equipment	—	7,514
Proceeds from sale of notes receivable	1,200	—

Net cash provided by (used for) investing activities - continuing operations	(8,471)	(16,155)
Net cash provided by (used for) investing activities - discontinued operations	—	—

Net cash provided by (used for) investing activities	(8,471)	(16,155)

Cash Flows From Financing Activities
Cash dividends paid	(14,570)	(14,524)
Proceeds from issuance of common stock	367	755
Shares withheld for employee taxes on equity awards	(416)	(985)

Net cash provided by (used for) financing activities - continuing operations	(14,619)	(14,754)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	(14,619)	(14,754)

Foreign exchange rate effect on cash	(25)	40

Net increase in cash	8,219	15,920
Cash at January 1	75,527	58,894

Cash at September 30	$83,746	$74,814

MYERS INDUSTRIES, INC.

RECONCILIATION OF FREE CASH FLOW TO GAAP NET CASH PROVIDED BY

(USED FOR) OPERATING ACTIVITIES – CONTINUING OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	YTD		YTD
	September 30, 2020		September 30, 2019
Net cash provided by (used for) operating activities - continuing operations	$31,334		$39,492
Capital expenditures	(8,955)		(5,669)

Free cash flow	$22,379		$33,823

	YTD		YTD		Quarter
	September 30, 2020		June 30, 2020		September 30, 2020
Net cash provided by (used for) operating activities - continuing operations	$31,334	-	$11,785	=	$19,549
Capital expenditures	(8,955)	-	(5,589)	=	(3,366)

Free cash flow	$22,379	-	$6,196	=	$16,183

	YTD		YTD		Quarter
	September 30, 2019		June 30, 2019		September 30, 2019
Net cash provided by (used for) operating activities - continuing operations	$39,492	-	$16,173	=	$23,319
Capital expenditures	(5,669)	-	(4,406)	=	(1,263)

Free cash flow	$33,823	-	$11,767	=	$22,056